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                                                                    EXHIBIT 23.2

                                October 21, 1998

Conoco Inc.
600 North Dairy Ashford
Houston, Texas 77001-6651

Gentlemen:

     In connection with the registration statement on Form S-1 (the October Registration Statement), to be filed with the Securities and Exchange Commission on or about October 22, 1998, by Conoco Inc. (Conoco), DeGolyer and MacNaughton (the firm) hereby consents to the incorporation by reference in the October Registration Statement as Annex A to the Prospectus contained in the registration statement of Conoco on Form S-1 (File No. 333-60119) (the September Registration Statement) of the firm's summary letter report dated September 23, 1998, relating to a comparison of estimates prepared by the firm with those furnished by Conoco of the proved oil, condensate, natural gas liquids, and natural gas reserves, as of December 31, 1997, of certain properties owned by Conoco. We further consent to the incorporation by reference in the October Registration Statement of references to the firm under the captions "PROSPECTUS SUMMARY -- Summary Reserve Data," "BUSINESS -- Upstream -- Oil and Natural Gas Reserves," and "EXPERTS" in the Prospectus included in the September Registration Statement.

                                 Very truly yours,


                                 DeGOLYER and MacNAUGHTON